UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  November 25, 2024

HYPERSCALE DATA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141

(Address of principal executive offices) (Zip Code)

(949) 444-5464

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GPUS	NYSE American
13.00% Series D Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	GPUS PRD	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On November 22, 2024, Hyperscale Data, Inc. (the “Company”) filed a Certificate of Designation, Rights and Preferences (the “Certificate of Designation”) with the Secretary of State of the State of Delaware to establish the preferences, voting powers, limitations as to dividends or other distributions, qualifications, terms and conditions of redemption and other terms and conditions of the Company’s Series F Exchangeable Preferred Stock (the “Series F Preferred Stock”). The following is a summary description of those terms and the general effect of the issuance of the shares of Series F Preferred Stock on the Company’s other classes of registered securities.

There are one million (1,000,000) shares of the Series F Preferred Stock designated.

Each share of Series F Preferred Stock is exchangeable, at the option of its holder, into (i) ten (10) shares of Class A Common Stock of Ault Capital Group, Inc., a Nevada corporation and currently a wholly owned subsidiary of the Company (“ACG”) and (ii) five (5) shares of Class B Common Stock of ACG at any time beginning on the later of (i) one year after issuance of the Series F Preferred Stock and (ii) the date of the registration under the Securities Act of all of the shares of Ault Class A Common Stock and Ault Class B Common Stock issuable upon the Exchange of the Series F Preferred Stock.

The Series F Preferred Stock will, as to rights as to the distribution of assets upon the Company’s liquidation, dissolution or winding-up, rank: (1) senior to all classes or series of Common Stock and to all other equity securities issued by the Company other than equity securities referred to in clauses (2) and (3); (2) on parity with any future class or series of the Company’s equity securities expressly designated as ranking on parity with the Series F Preferred Stock, (3) junior to the Company’s Series A Cumulative Redeemable Perpetual Preferred Stock, Series C Convertible Preferred Stock, Series D Cumulative Redeemable Perpetual Preferred Stock and Series E Cumulative Redeemable Perpetual Preferred Stock; and all equity securities issued by the Company expressly designated as ranking senior to the Series F Preferred Stock; and (4) junior to all the Company’s existing and future indebtedness.

Further, unless the Company has received the approval of two-thirds of the votes entitled to be cast by the holders of Series F Preferred Stock, the Company will not effect any consummation of a binding share exchange or reclassification of the Series F Preferred Stock or a merger or consolidation of the Company with another entity, unless (a) the shares of Series F Preferred Stock remain outstanding or, in the case of a merger or consolidation with respect to which the Company is not the surviving entity, the shares of Series F Preferred Stock are converted into or exchanged for preference securities, or (b) such shares remain outstanding or such preference securities are not materially less favorable than the Series F Preferred Stock immediately prior to such consummation.

The Certificate of Designation became effective upon filing, and a copy is filed as Exhibit 3.1 to this Current Report on Form 8-K. The above description of the Certificate of Designation is a summary and, as such, does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, which is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits:

Exhibit No.	Description
3.1	Certificate of Designation, Preferences and Rights relating to the Series F Exchangeable Preferred Stock, dated November 22, 2024

101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERSCALE DATA, INC.

Dated: November 25, 2024	/s/ Henry Nisser
Henry Nisser President and General Counsel